UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

THE HARTCOURT COMPANIES INC.
(Exact name of registrant as specified in its charter.)

Utah
(State of Other Jurisdiction of Incorporation)

001-12671
(Commission File Number)

87-0400541
(I.R.S. Employee Identification No.)

Room 306, Yong Teng Plaza, No. 1065, Wu Zhong Road,
Shanghai, China 201103
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 21 51521577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On December 5, 2006, The Hartcourt Companies, Inc. (the “Company”) announced that it had entered into a Share Purchase Agreement dated December 4, 2006 to issue and sell 3,709,118 shares of its common stock in an offshore transaction under Regulation S to Mr. Gang Liu and Mr. Jun Xu at US$0.068 per share for gross proceeds of US$252,372. Proceeds will be used for working capital. A copy of the press release dated December 5, 2006 announcing the agreement is attached hereto as Exhibit 99.1.

Item 7.01 REGULATION FD DISCLOSURE

The information set forth above is incorporated by reference.

Item 8.01 OTHER EVENTS

The information set forth above is incorporated by reference.

Item 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits

99.1. Press release dated December 5, 2006 announcing entering into the Share Purchase Agreement dated December 4, 2006.
***
 Note: The information contained in this report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HARTCOURT COMPANIES INC.

Dated: December 5, 2006	By:	/s/ Victor Zhou
Victor Zhou
Chief Executive Officer

Dated: December 5, 2006	By:	/s/ Yungeng Hu
Yungeng Hu
Chief Financial Officer & President